FORM 10-K                                                               Page  46

Exhibit 10.8(b)

                             CONE MILLS CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT


         THIS AGREEMENT, dated as of the 7th day of November, 1996 between Cone Mills Corporation, a North Carolina corporation having its principal office at 3101 N. Elm Street, Greensboro, North Carolina (hereinafter called the "Company"), and MANAGEMENT NAME , a key management employee of the Company (hereinafter called the "Option Holder").

                                   WITNESSETH:

         WHEREAS, the Board of Directors of the Company has adopted, and the shareholders have approved, the Amended and Restated 1992 Stock Plan, a copy of which is annexed hereto as Exhibit A (hereinafter called the "Plan"); and

         WHEREAS, the Company recognizes the value to it of the services of the Option Holder as a key management employee and is desirous of furnishing him or her with added incentive and inducement to contribute to the success of the Company; and

         WHEREAS, on November 7, 1996 pursuant to the provisions of the Plan, the Compensation Committee, which is the stock committee as designated by the Board of Directors of the Company, (a) granted to the Option Holder, pursuant to
Article II, Section 2 of the Plan, an option in respect of the number of shares hereinbelow set forth, (b) designated the option a Nonqualified Stock Option,
(c) fixed and determined the option price hereinbelow set forth, and (d) approved the form of this Agreement:

         NOW, THEREFORE, in consideration of the mutual promises and representations herein contained and other good and valuable consideration, it is agreed by and between the parties hereto as follows:

1. Subject to the Plan, the terms and provisions of which are incorporated herein by reference, the Company hereby grants to the Option Holder a Nonqualified Stock Option to purchase, on the terms and subject to the conditions hereinafter set forth, all or any part of an aggregate of number of shares shares of the Common Stock ($0.10 par value) of the Company at the purchase price of $8.00 per share (the "Option"), exercisable in the amounts and at the times set forth in this paragraph 1. Unless sooner terminated as provided in Section


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FORM 10-K                                                               Page  47

Exhibit 10.8(b)            (continued)

         3(f) of Article II of the Plan or in this Agreement, the Option shall terminate, and all rights of the Option Holder hereunder shall expire, on November 6, 2006. In no event may the Option be exercised after November 6, 2006. The Option may be exercised as follows:

         (a) up to sharesa shares (20% of the total shares subject to the Option) at any time after May 7, 1997 and prior to termination of the Option;
         (b) up to sharesb shares (40% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after May 7, 1998 and prior to termination of the Option;
         (c) up to sharesc shares (60% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after May 7, 1999 and prior to termination of the Option;
         (d) up to sharesd shares (80% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after May 7, 2000 and prior to termination of the Option;
         (e) up to sharese shares (100% of the total shares subject to the Option), less any shares previously purchased pursuant to the Option, at any time after May 7, 2001 and prior to termination of the Option;

         provided, however, that not less than one hundred shares may be purchased at any one time unless the number purchased is the total number that may be purchased under the Option at that time; and further provided, that no more than fifty percent (50%) of the shares granted pursuant to this Option may be exercised in any one calendar year.

  2. Subject to Section 6 of this Agreement, the option or any part thereof may, to the extent that it is exercisable, be exercised in the manner provided in Section 3(c) of Article II of the Plan. Payment of the aggregate option price for the number of shares purchased shall be made in the manner provided in Section 3(d) of Article II of the Plan.

3. The Option or any part thereof may be exercised during the lifetime of the Option Holder only by the Option Holder and, except as provided in
         Section 3(f) of Article II of the Plan, may be exercised only while the Option Holder is in the employ of the Company.



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FORM 10-K                                                               Page  48

Exhibit 10.8(b)            (continued)

4. Except as provided in Section 3(e) and 3(f) of Article II of the Plan with respect to transfers upon the death of the Option Holder, the Option shall not be transferred, assigned, pledged or hypothecated in any way, whether by operation of law or otherwise. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right of privilege confirmed hereby contrary to the provisions hereof, the Option and the rights and privileges confirmed hereby shall immediately become null and void.

5. If the Corporation shall be a party to any merger of consolidation in which it is not the surviving corporation or pursuant to which the shareholders of the Corporation exchange their Common Stock, or if the Corporation shall dissolve or liquidate or sell all or substantially all of its assets, all options outstanding under this Plan shall terminate on the effective date of such merger, consolidation, dissolution, liquidation or sale; provided, however, that the Board of Directors, in its discretion, may prior to such effective date, accelerate the time at which any outstanding option may be exercised, may authorize a payment to each optionee that approximates the economic benefit that the optionee would realize if the option were exercised immediately before such effective date, may authorize a payment in such other amount as it deems appropriate to compensate each optionee for the termination of this option, or may arrange for the granting of a substitute option to each optionee.

6. The Option Holder acknowledges that, upon exercise of the option, he or she will recognize ordinary income for federal and state income tax purposes (generally in an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the option price therefor) and the Company will be entitled to a corresponding deduction and that, consequently, no exercise of the option will be effective until he or she has paid, or made arrangements for payment, to the Company an amount equal to the income and other taxes that the Company is required to withhold from the Option Holder as a result of his or her exercise of the option.

7. Any notice to be given to the Company shall be addressed to the Secretary of the Company at 3101 N. Elm Street, Greensboro, North Carolina 27415-6540.



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FORM 10-K                                                               Page  49

Exhibit 10.8(b)            (continued)

8. Nothing herein contained shall affect the right of the Option Holder to participate in and receive benefits under and in accordance with the provisions of any pensions, insurance or other benefit plan or program of the Company as in effect from time to time and for which he or she is eligible.

9. Nothing herein contained shall affect the right of the Company, subject to the terms of any existing contractual arrangement to the contrary, to terminate the Option Holder's employment at any time for any reason whatsoever.

10. This Agreement shall be binding upon and inure to the benefit of the Option Holder, his or her personal representatives, heirs and legatees, but neither this Agreement nor any rights hereunder shall be assignable or otherwise transferable by the Option Holder except as expressly set forth in this Agreement or in the Plan.

11.      Other terms and conditions:

         The Tax Reimbursement Provisions of Article I, Section 18 are applicable to the option granted and described herein. Pursuant to
         Article I, Section 3(d) of the Plan, the Committee has consented to the receipt of shares of Common Stock of the Company as a medium of payment.

                                  CONE MILLS CORPORATION

                                  By
                                           Terry L. Weatherford
                                           Vice President and Secretary


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